UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2011

MMRGLOBAL, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 WILSHIRE BLVD., SUITE 200 LOS ANGELES, CA 90010
(Address of Principal Executive Offices) (Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

MMRGlobal, Inc. (the "Company") held its 2011 annual meeting of stockholders (the "Annual Meeting") on Wednesday, June 15, 2011, at the Beverly Wilshire, a Four Seasons Hotel, located at 9500 Wilshire Boulevard, Beverly Hills, California. At the Annual Meeting, the Company's stockholders: (a) elected Robert Lorsch to serve on the Company's Board of Directors as a Class II director for a term of three years expiring upon the Company's 2014 annual meeting of stockholders or until his respective successor is duly elected and qualified; and (b) ratified the appointment of Rose Snyder & Jacobs as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011.

As of April 19, 2011, the record date for the Annual Meeting, the Company had 245,629,010 shares of its common stock outstanding and entitled to vote. At the Annual Meeting, 164,835,177 shares of the Company's common stock were present in person or represented by proxy and entitled to vote. The following sets forth detailed information regarding the voting results at the Annual Meeting:

Proposal 1: Election of one Class II director to serve on the Company's Board of Directors for a term of three years expiring upon the Company's 2014 annual meeting of stockholders or until his respective successor is duly elected and qualified.

Class I Director Nominee	Votes For	Votes Withheld	Broker Non-votes
Robert H. Lorsch	106,018,733	3,241,159	55,575,285

Proposal 2: Ratification of the appointment of Rose Snyder & Jacobs as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
164,586,364	155,859	92,954	----

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMRGLOBAL, INC.
June 16, 2011	By: /s/ Robert H. Lorsch Robert H. Lorsch Chief Executive Officer